Exhibit 99.1

LeMaitre Q2 2021 Financial Results

BURLINGTON, MA, July 29, 2021 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q2 2021 results, announced an $0.11/share quarterly dividend and provided guidance.

Q2 2021 Financial Results

●	Sales of $40.7mm, +64% (+35% organic) vs. Q2 2020
●	Op. income of $11.1mm, +128%
●	Op. margin of 27%
●	Net income of $8.3mm, +137%
●	Earnings of $0.40 per diluted share, +131%
●	EBITDA of $13.3mm, +108%

Q2 2021 sales were driven by Artegraft ($6.7mm), valvulotomes, carotid shunts, patches and allografts. By geography, the Americas was up 83%, Europe/Middle East/Africa +36% and Asia/Pac +30%.

The gross margin decline to 65.8% (vs. 68.5% in Q2 2020) was driven by changes in product mix, manufacturing inefficiencies from 2020 personnel reductions, and inventory write-downs.

Q2 2021 op. income increased 128% to $11.1mm in Q2 2021, more than 1/3 of which was contributed by Artegraft. Op. income was also up due to restrained headcount growth.

On July 16 2021, the Company completed a $54.5mm follow-on public stock offering. $23.0mm of the net proceeds were used to repay long-term debt, with the remainder to be used for general corporate purposes.

George LeMaitre, Chairman and CEO, said, “The addition of Artegraft and restrained op. expenses increased profits 128%.”

Business Outlook

Item	Q3 2021 Guidance	Q4 2021 Guidance	FY 2021 Guidance
Sales	$38.3mm - $40.3mm (Midpoint: $39.3, +8%)	$39.3mm - $41.3mm (Midpoint: $40.3, +7%)	$154.1mm - $158.1mm (Midpoint: $156.1, +21%)
Gross Margin	66.6%	67.5%	66.6%
Op. Income	$9.3mm - $10.6mm (Midpoint: $10.0mm, -1%)	$9.3mm - $10.7mm (Midpoint: $10.0mm, +5%)	$37.7mm - $40.4mm (Midpoint: $39.0mm, +36%)
EPS	$0.30 - $0.35 (Midpoint: $0.33, -11%)	$0.33 - $0.38 (Midpoint: $0.35, +4%)	$1.30 - $1.40 (Midpoint: $1.35, +30%)

Quarterly Dividend

On July 22, 2021, the Company's Board of Directors approved a quarterly dividend of $0.11/share of common stock. The dividend will be paid on September 9, 2021 to shareholders of record on August 26, 2021.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 1899078. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with foreign regulatory requirements to market and sell our products outside the United States; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$21,541	$26,764
Short-term marketable securities	215	214
Accounts receivable, net	20,741	19,552
Inventory and other deferred costs	44,751	45,115
Prepaid expenses and other current assets	2,772	2,618
Total current assets	90,020	94,263

Property and equipment, net	15,794	15,036
Right-of-use leased assets	16,244	16,066
Goodwill	65,945	65,945
Other intangibles, net	55,777	58,905
Deferred tax assets	1,649	1,686
Other assets	1,076	909

Total assets	$246,505	$252,810

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$3,000	$2,500
Accounts payable	2,059	2,394
Accrued expenses	13,766	17,525
Acquisition-related obligations	701	772
Lease liabilities - short-term	1,954	1,954
Total current liabilities	21,480	25,145

Long-term debt	19,448	35,532
Lease liabilities - long-term	15,069	14,791
Deferred tax liabilities	125	127
Other long-term liabilities	4,550	4,643
Total liabilities	60,672	80,238

Stockholders' equity
Common stock	222	221
Additional paid-in capital	119,291	114,924
Retained earnings	80,253	70,554
Accumulated other comprehensive loss	(2,243)	(1,525)
Treasury stock	(11,690)	(11,602)
Total stockholders' equity	185,833	172,572

Total liabilities and stockholders' equity	$246,505	$252,810

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net sales	$40,670	$24,851	$76,553	$55,402
Cost of sales	13,909	7,822	25,993	17,890

Gross profit	26,761	17,029	50,560	37,512

Operating expenses:
Sales and marketing	6,803	4,686	13,269	12,631
General and administrative	6,200	5,332	12,744	10,523
Research and development	2,652	2,139	5,496	5,133
Total operating expenses	15,655	12,157	31,509	28,287

Income from operations	11,106	4,872	19,051	9,225

Other income (expense), net
Interest income	1	74	2	179
Interest expense	(495)	(66)	(1,072)	(66)
Foreign currency gain (loss)	(157)	(113)	(33)	(291)

Income before income taxes	10,455	4,767	17,948	9,047

Provision for income taxes	2,156	1,267	3,720	2,373

Net income	$8,299	$3,500	$14,228	$6,674

Earnings per share of common stock
Basic	$0.40	$0.17	$0.69	$0.33
Diluted	$0.40	$0.17	$0.68	$0.33

Weighted - average shares outstanding:
Basic	20,611	20,180	20,579	20,174
Diluted	20,959	20,399	20,900	20,415

Cash dividends declared per common share	$0.110	$0.095	$0.220	$0.190

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the six months ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$27,329	67%	$14,942	60%	$51,028	67%	$33,278	60%
Europe/Middle East/Africa	10,803	27%	7,950	32%	20,665	27%	18,300	33%
Asia/Pacific Rim	2,538	6%	1,959	8%	4,860	6%	3,824	7%
Total Net Sales	$40,670	100%	$24,851	100%	$76,553	100%	$55,402	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended June 30, 2021
Net sales as reported	$40,670
Impact of currency exchange rate fluctuations	(1,186)
Net impact of acquisitions excluding currency	(5,982)
Adjusted net sales		$33,502

For the three months ended June 30, 2020
Net sales as reported	$24,851
Adjusted net sales		$24,851

Adjusted net sales increase for the three months ended June 30, 2021		$8,651	35%

Reconciliation between GAAP and non-GAAP debt outstanding:
As of June 30, 2021
Debt as reported	$22,448
Add back unamortized deferred financing costs	552
Adjusted debt outstanding		$23,000

	For the three months ended		For the six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$8,299	$3,500	$14,228	$6,674
Interest (income) expense, net	494	(8)	1,070	(113)
Amortization and depreciation expense	2,389	1,639	4,777	3,177
Provision for income taxes	2,156	1,267	3,720	2,373

EBITDA	$13,338	$6,398	$23,795	$12,111

EBITDA percentage increase		108%		96%